UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 14, 2018, Verastem, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Consonance Capital Master Account L.P. and P Consonance Opportunities Ltd. (the “Investors”) relating to the registered offering of 7,166,666 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Offering”).  The Investors have agreed to purchase the Shares pursuant to the Purchase Agreement at a price of $6.00 per share.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on April 24, 2017 (Registration No. 333-217048), a related registration statement filed on June 14, 2018 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and a related prospectus supplement. The closing of the Offering is expected to take place on or about June 18, 2018, subject to the satisfaction of customary closing conditions.

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated June 14, 2018 regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 hereto.

On June 14, 2018, the Company issued a press release announcing that it entered into the Purchase Agreement. Copies of the Purchase Agreement and press release are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Purchase Agreement, dated June 14, 2018, by and among the Company and the Investors

99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: June 14, 2018	By:	/s/ Dan Paterson
Dan Paterson
Chief Operating Officer